UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                        August 2, 2019

SEACOR Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive,P.O. Box 13038,Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(954) 523-2200

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CKH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On August 2, 2019, SEACOR Holdings Inc. (the “Company”), through certain subsidiaries, became the sole owner of the SEA-Vista joint venture. SEACOR Tankers II LLC (“Tankers II”), an indirect wholly-owned subsidiary of the Company, acquired the 49% interest therein (the “Remaining SEA-Vista Interest”) that had been owned by ACP III Tankers, LLC, (“ACP”), an affiliate of Avista Capital Partners (“Avista”), pursuant to a purchase and sale agreement, dated as of August 2, 2019, by and among the Company, Tankers II and ACP a subsidiary of Avista (the “Seller” and, such agreement, the “Purchase and Sale Agreement”). As consideration for the Remaining SEA-Vista Interest, (i) the Company issued 1,500,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to the Seller (the “Consideration Shares”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) Tankers II paid the Seller $105,998,082 in cash, which amount is inclusive of expenses related to the transaction.

Registration Rights Agreement.

In connection with the purchase of the Remaining SEA-Vista Interest and the issuance of the Consideration Shares, the Company and the Seller entered into a Registration Rights Agreement, dated August 2, 2019 (the “Registration Rights Agreement”). The Registration Rights Agreement grants the holders of the Consideration Shares demand registration rights (available on or after November 1, 2019) and piggyback registration rights, in both cases subject to customary limitations.

Lock-Up Agreement

In connection with the issuance of the Consideration Shares, the Seller agreed to certain restrictions on its ability to dispose of the Consideration Shares pursuant to a Lock-Up Agreement, dated August 2, 2019, between the Company and the Seller (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Seller is prohibited from distributing the Consideration Shares to its limited partners prior to November 1, 2019 and from transferring or disposing of the Consideration Shares in any other manner on or prior to February 2, 2020. After February 2, 2020, one-third of the Consideration Shares cease to be subject to such transfer restrictions, with another one-third of the Consideration Shares ceasing to be subject to such restrictions after August 2, 2020, and the final one-third of the Consideration Shares ceasing to be subject to such restrictions after February 2, 2021. The lock-up restrictions are subject to customary exceptions detailed in the Lock-Up Agreement. Additionally, for so long as the Seller beneficially owns shares of Common Stock representing 5% or more of the outstanding shares of Common Stock, the Lock-Up Agreement imposes certain standstill obligations on the Seller, including a restriction on its ability to acquire additional shares of Common Stock or to influence management of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description of the acquisition of the Remaining SEA-Vista Interest as described under Section 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the Consideration Shares as described under Section 1.01 of this Current Report on Form 8-K was effected as a private placement of securities and such description is incorporated by reference into this Item 3.02

The issuance of the Consideration Shares was made in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In determining that the issuance of the Consideration Shares qualified for an exemption under Section 4(a)(2), the Company relied on the following facts: (i) the Seller is an accredited investor, (ii) the Company did not use any form of general solicitation or advertising to offer the Consideration Shares and (iii) the investment intent of the Seller.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Bruce Weins
Name:	Bruce Weins
Title:	Senior Vice President and Chief Financial Officer

Date:  August 8, 2019